UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GI DYNAMICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

The sole purpose of this Amendment No. 1 to the definitive proxy statement is to remove the Rule 14a-6(a) preliminary copies legend on the first page of the Proxy Statement that was unintentionally not omitted prior to the original definitive filing.

Other than this change, this revised proxy statement is in all respects identical to the original definitive proxy statement previously filed.

GI Dynamics, Inc.

25 Hartwell Avenue

Lexington, Massachusetts 02421

October 20, 2014

Dear Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of GI Dynamics, Inc. to be held on Monday, November 10, 2014, at 5:00 p.m., United States Eastern Standard Time, (which is 9:00 a.m. on Tuesday, November 11, 2014 Australian Eastern Daylight Time), at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. The attached notice of Special Meeting and proxy statement describe the business which we will conduct at the Special Meeting and provides information about us that you should consider when you vote your shares of common stock.

At the Special Meeting, we will ask stockholders (i) to approve an amendment to our amended and restated certificate of incorporation, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of 1:10 such that holders of our shares of common stock will receive one (1) share of common stock for every 10 shares of common stock that they hold on the record date for the reverse stock split and each CHESS Depositary Interest issued in respect of GI Dynamics, Inc.’s shares of common stock (“CDI”) will represent an interest in one-fiftieth of a share of common stock, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue and (ii) authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split. Our Board of Directors recommends the approval of both of these proposals. Such other business will be transacted as may properly come before the Special Meeting.

All stockholders and holders of our CDIs are invited to attend the Special Meeting in person and we hope you will be able to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, you are urged to submit your proxy card or CDI Voting Instruction Form as soon as possible so that your shares of common stock (or shares of common stock underlying your CDIs) can be voted at the Special Meeting in accordance with your instructions. Internet voting is available. When you have finished reading the proxy statement, we encourage you to vote promptly. You may vote your shares of common stock (or direct CHESS Depositary Nominees Pty Ltd (“CDN”) to vote if you hold your shares of common stock in the form of CDIs) by following the instructions on the enclosed proxy card or the CDI Voting Instruction Form. Internet voting is available as described in the enclosed materials. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares of common stock will be represented and voted at the meeting, whether or not you can attend.

Thank you for your ongoing support. We look forward to seeing you at the Special Meeting.

Sincerely,

Robert Crane

Chief Financial Officer and Company Secretary

GI Dynamics, Inc.

25 Hartwell Avenue

Lexington, Massachusetts 02421

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders:

A Special Meeting of stockholders of GI Dynamics, Inc., a Delaware corporation (the “Company”), will be held on Monday, November 10, 2014, at 5:00 p.m., United States Eastern Standard Time, (which is 9:00 a.m. on Tuesday, November 11, 2014 Australian Eastern Daylight Time) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, for the following purposes:

1.	To approve an amendment to our amended and restated certificate of incorporation and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of 1:10 such that holders of our shares of common stock will receive one (1) share of common stock for every 10 shares of common stock that they hold on the record date for the reverse stock split and each CHESS Depositary Interest in respect of the Company’s shares of common stock (“CDI”) will represent an interest in one-fiftieth of a share of common stock, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue;

2.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

Our Board of Directors recommends a vote “FOR” Proposals 1 and 2.

Stockholders entitled to notice of and to vote at the Special Meeting shall be determined as of the close of business on October 4, 2014 (United States Eastern Daylight Time), the record date fixed by our Board of Directors for such purpose (the “Record Date”). Record holders of CDIs, as of the close of business on the Record Date, are entitled to receive notice of and to attend the Special Meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”), to vote the shares of common stock underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the Special Meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at the office of the Secretary at 25 Hartwell Avenue, Lexington, Massachusetts 02421.

The proxy statement that accompanies and forms part of this Notice of Special Meeting provides information in relation to each of the matters to be considered at the Special Meeting. The Notice of Special Meeting and the proxy statement should be read in their entirety. If a stockholder or a holder of our CDIs is in doubt as to how they should vote at the Special Meeting, they should seek advice from their legal counsel, accountant or other professional adviser prior to voting.

All stockholders and holders of our CDIs are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date, and return the enclosed proxy card or CDI Voting Instruction Form as soon as possible so that your shares (or the shares of common stock underlying your CDIs) can be voted at the Special Meeting in accordance with the instructions on the proxy card.

By Order of the Board of Directors,

Robert Crane

Chief Financial Officer and Company Secretary

Lexington, Massachusetts

October 20, 2014

October 20, 2014

GI Dynamics, Inc.

25 Hartwell Avenue

Lexington, Massachusetts 02421

(781) 357-3300

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

MONDAY, NOVEMBER 10, 2014

This proxy statement and the enclosed proxy card and CDI Voting Instruction Form are being mailed to stockholders and CDI holders on or about October 23, 2014 and are furnished in connection with the solicitation of proxies by the Board of Directors of GI Dynamics, Inc. (“GI Dynamics”, “we”, “us”, or the “Company”) for use at a special meeting of stockholders (the “Special Meeting”) to be held on Monday, November 10, 2014, at 5:00 p.m., United States Eastern Standard Time, (which is 9:00 a.m. on Tuesday, November 11, 2014 Australian Eastern Daylight Time) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof.

IMPORTANT: To ensure that your shares of common stock are represented at the Special Meeting, please vote (or, for CDI holders, direct CDN to vote) your shares of common stock via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the Special Meeting, you may choose to vote in person even if you have previously voted your shares of common stock, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.linkmarketservices.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON NOVEMBER 10, 2014

This proxy statement is available for viewing, printing and downloading at:

http://investor.gidynamics.com

This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares of common stock or CDIs. Instead, if you hold shares of common stock you may vote your shares of common stock by marking, signing, dating and returning the enclosed proxy card. If you hold CDIs, you may vote your CDIs by signing and returning the enclosed CDI Voting Instruction Form.

Only stockholders of record as of the close of business on October 4, 2014 (United States Eastern Daylight Time) will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 94,795,481 shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), which is equivalent to 473,977,405 CDIs assuming all shares of common stock were converted into CDIs at that date, were issued and outstanding. Each share of common stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Those persons holding CDIs are entitled to receive notice of and to attend the Special Meeting and may instruct CDN to vote at the Special Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au. Each CDI holder is entitled to direct CDN to vote one vote for every five (5) CDIs held by such holder. Execution of a proxy card will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person, although the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy card. Any stockholder delivering a proxy card has the right to revoke it by either: (1) filing a written revocation with our Secretary at GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421; (2) submitting a new proxy by internet or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the Special Meeting and voting by ballot at the Special Meeting. Your most current vote, whether by Internet or proxy card is the one that will be counted.

How Do I Vote My Shares of GI Dynamics Common Stock?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares of common stock in the manner you indicate. You may specify whether your shares of common stock should be voted for, against, or abstain with respect to both of the Proposals to be voted on at the Special Meeting. Voting by proxy will not affect your right to attend the Special Meeting. If your shares of common stock are registered directly in your name through our stock transfer agent, Link, or you have stock certificates registered in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares of common stock voted, they will be voted as recommended by our Board of Directors.

•	By Internet. Follow the instructions attached to the proxy card to vote by Internet.

•	In person at the meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 9:00 a.m. on November 9, 2014 Australian Eastern Daylight Time (which is 5:00 p.m. on November 8, 2014 United States Eastern Standard Time).

If your shares of common stock are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares of common stock and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares of common stock.

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares of common stock to obtain a broker’s proxy card and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a proxy card from your broker.

How Do I Vote If I Hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every five (5) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Special Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Special Meeting by voting online at www.linkmarketservices.com.au, or by returning the CDI Voting Instruction Form to Link Market Services Limited, the agent we designated for the collection and processing of voting instructions from our CDI holders, so that it is received by Link Market Services Limited no later than 9:00 a.m. on November 8, 2014 Australian Eastern Daylight Time (which is 5:00 p.m. on November 7, 2014 United States Eastern Standard Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Special Meeting:

•	informing GI Dynamics that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the Special Meeting, or

•	converting their CDIs into a holding of shares of GI Dynamics shares of common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on the ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the Record Date for the Special Meeting.

As holders of CDIs will not appear on GI Dynamics’ share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

May I Change My Vote or Revoke My Proxy?

If you are a stockholder of record and give us your proxy, you may change your vote or revoke your proxy at any time before the Special Meeting in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet as instructed above;

•	by notifying our corporate secretary in writing at GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A., Attention: Corporate Secretary before the Special Meeting that you have revoked your proxy; or

•	by attending the Special Meeting in person, revoking your proxy and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card, is the one that will be counted.

If you are a beneficial owner and hold shares of common stock through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares of common stock.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Link Market Services Limited a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent which notice must be received by Link Market Services no later than 9:00 a.m. on November 8, 2014 Australian Eastern Daylight Time (which is 5:00 p.m. on November 7, 2014 United States Eastern Standard Time).

Where Can I find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting. In accordance with the requirements of ASX Listing Rule 3.13.2, we will disclose to ASX the voting results of the Special Meeting immediately after the meeting and will also report the results on a current report on Form 8-K filed with the U.S. Securities and Exchange Commission.

How Do I Attend the Special Meeting?

Admission to the Special Meeting in person is limited to our stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Special Meeting.

To register to attend the Special Meeting, please contact our Investor Relations as follows:

•	by e-mail at investor@gidynamics.com;

•	by phone at +1 781-357-3250 in the U.S or at +61 2 9325 9046 in Australia;

•	by fax to +1 781-357-3301; or

•	by mail to Investor Relations at 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the Special Meeting;

•	if you will be naming a representative to attend the Special Meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•	proof that you own GI Dynamics shares of common stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage or other account statement; or, a photocopy of a holding statement); and

•	the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Special Meeting.

You need not attend the Special Meeting in order to vote.

If you need assistance in voting by Internet or completing your proxy card or CDI Voting Instruction Form or have questions regarding the Special Meeting, please contact us at GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts or by telephone at (781) 357-3300 or by e-mail at investor@gidynamics.com.

The representation in person or by proxy of at least one third (1/3) of all shares of common stock issued, outstanding, and entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Special Meeting. A “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy card is one of our officers. All properly executed proxy cards and CDI Voting Instruction Forms returned in time to be cast at the Special Meeting will be voted. The stockholders and CDI holders will act upon Proposals (1) to approve an amendment to our amended and restated certificate of incorporation, to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split for our shares of common stock, (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of 1:10, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue; and (2) to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

If your shares of common stock and CDIs are registered in your name, they will not be counted if you do not vote as described above. If your shares of common stock are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares of common stock, the bank, broker or other holder of record does not have the authority to vote your unvoted shares of common stock on Proposal 1, even if it does not receive any instructions from you, but the broker may vote your shares of common stock on Proposal 2. We encourage you to provide voting instructions. This ensures your shares of common stock or CDIs (as applicable) will be voted at the Special Meeting in the manner you desire. If your bank, broker or other holder of record cannot vote your shares of common stock on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

The following sets forth the vote required to approve each Proposal and how votes are counted:

Proposal 1: Approve an Amendment to our Amended and Restated Certificate of Incorporation	The affirmative vote of a majority of the Company’s outstanding shares of common stock is required to approve the amendment to the Company’s amended and restated certificate of incorporation and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of 1:10, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue. Brokerage firms do not have authority to vote customers’ unvoted shares of common stock held by the firms in street name on this Proposal. Broker non-votes, as well as any abstentions, will be treated as votes against this Proposal.

Proposal 2: The adjournment of the Special Meeting	Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of a proposed amendment to our Restated Certificate of Incorporation to effectuate a reverse stock split as described in Proposal 1. Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this Proposal at the Special Meeting. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal. If a broker does not exercise this authority, such broker non-votes, as well as any abstentions, will have no effect on the vote total for this Proposal.

The Board of Directors knows of no other matter to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares of common stock represented by all proxies will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

We will immediately publish final voting results of the Special Meeting in Australia following the Special Meeting. We will also file the final voting results of the Special Meeting in a Current Report on Form 8-K within four business days of the Special Meeting.

Electronic Delivery of Future Stockholder Communications

Most stockholders and CDI holders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

If you are a stockholder or CDI holder of record, you can choose this option and save us the cost of producing and mailing these documents by going to www.linkmarketservices.com.au, accessing your account information and following the instructions provided.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION AND TO AUTHORIZE OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR SHARES OF COMMON STOCK (FOR U.S. LAW PURPOSES, EACH SHARE OF COMMON STOCK HAS A $0.01 PAR VALUE) AT A RATIO OF 1:10, AND TO PROPORTIONATELY REDUCE THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE AUTHORIZED TO ISSUE

General

Our Board of Directors has adopted and is recommending that our stockholders and CDI holders approve an amendment to our amended and restated certificate of incorporation and thereby authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding shares of common stock, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue. CDI holders and stockholders are being asked to approve a further amendment to Article IV of our sixth amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of common stock (the result of the reverse stock split will be to combine every ten (10) outstanding shares of common stock into one (1) share of common stock (with the result that each CDI will represent an interest in one-fiftieth of a share of common stock following the split)). Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our amended and restated certificate of incorporation and submit the amendment to stockholders for their approval. The form of amendment to our amended and restated certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement. The amendment will permit the Board of Directors to effect a reverse stock split of our shares of common stock at a ratio of 1:10 following stockholder and CDI holder approval. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our shares of common stock, and the initial and continued listing requirements of the NASDAQ Capital Market should we decide to continue to pursue a listing of our shares of common stock on NASDAQ in the future. Although we are in the early stages of considering whether we will seek a listing on NASDAQ, there is no guarantee that we will continue to do so or that we will achieve a listing on NASDAQ or any other exchange in any particular timeframe or at all. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders and CDI holders. The reverse stock split, if authorized pursuant to this Proposal and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders and CDI holders, will be effected, if at all, at a time that is not later than six months from the date of the Special Meeting.

We are currently authorized to issue capital stock up to a total of one hundred and forty-five million (145,000,000) shares, consisting of one hundred and thirty million (130,000,000) shares of common stock, par value $0.01 per share of common stock, ten million (10,000,000) shares of Class B common stock, par value $0.01 per share of Class B common stock, and five million (5,000,000) shares of preferred stock, par value $0.01 per share of preferred stock. As of September 30, 2014, 94,795,481 shares of common stock were issued and outstanding, no shares of Class B common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. If we effect the proposed reverse stock split and file the proposed amendment to our amended and restated certificate of incorporation, the number of shares of our authorized common stock, Class B common stock and preferred stock will be reduced proportionately by the 10 for 1 ratio of the reverse stock split. Accordingly, following the effectiveness of the proposed amendment, our authorized capital stock will comprise up to a total of fourteen million five hundred thousand (14,500,000) shares, consisting of thirteen million (13,000,000) shares of common stock, par value $0.01 per share, one million (1,000,000) shares of Class B common stock, par value $0.01 per share, and five hundred thousand (500,000) shares of preferred stock, par value $0.01 per share. The proposed amendment to our amended and restated certificate of incorporation will not affect the par value of our capital stock, which will remain at $0.01 per share.

As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

On October 4, 2014, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of meeting, and eventually maintaining, the bid price requirement for listing of our shares of common stock on the NASDAQ Capital Market. Although we are in the early stages of seeking a listing on NASDAQ, there is no guarantee that we will continue to do so or that we will achieve a listing on NASDAQ or any other exchange in any particular timeframe or at all; and

•	the Board of Directors believes that a higher price for the shares of common stock may help generate investor interest in the Company and help attract, retain and motivate employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our shares of common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

NASDAQ Requirements for Listing

Our shares of common stock are currently listed on the Australian Securities Exchange, or the ASX, in the form of CDIs. Each CDI currently represents an interest in one-fifth of a share of common stock. CDIs are units of beneficial ownership in our shares of common stock held by CDN, a wholly-owned subsidiary of ASX. The CDIs entitle holders to dividends, if any are declared, and other rights economically equivalent to our shares of common stock on a 5-for-1 basis, including the right to attend stockholders’ meetings. On October 1, 2014, the closing market price per CDI was A$0.48, as reported by the ASX which equates to a market price per share of common stock of A$2.40 (approximately $2.09). Following the effectiveness of the reverse stock split, each CDI will represent one-fiftieth of a share of common stock.

Although we are in the early stages of considering seeking a listing on NASDAQ under the symbol “GID”, there is no guarantee that we will continue to do so or that we will achieve a listing on NASDAQ or any other exchange in any particular timeframe or at all. One of the requirements for initial listing on the NASDAQ is a bid price of at least $2.00 per share of common stock. While we may currently meet that listing standard, our Board feels it is important that we exceed the initial listing requirement and ensure that, once listed, we are able to meet the NASDAQ’s continued listing requirement of a minimum closing bid price of $1.00 per share of common stock.

If we do pursue and are successful in listing on the NASDAQ, we cannot be sure that our price per shares of common stock will comply with the requirements for continued listing of our shares of common stock on the NASDAQ in the future, or that we will comply with the other continued listing requirements. If our shares of common stock loses its status on the NASDAQ, our shares of common stock would likely trade in the over-the-counter market.

If our shares of common stock were to trade on the over-the-counter market, selling our stock could be more difficult because smaller quantities of shares of common stock would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our shares of common stock, further limiting the liquidity of our shares of common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of common stock.

Declines in the price per share of our shares of common stock could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this Proposal as a potential means of increasing the per share price of our shares of common stock to exceed the NASDAQ listing requirements if we continue to pursue a listing on NASDAQ. We make no guarantee or assurance that a listing on NASDAQ will continue to be pursued or, if a listing is pursued, that we will be successfully listed on the NASDAQ Capital Market.

Potential Increased Investor Interest

In approving this Proposal, the Board of Directors considered that the Company’s shares of common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our shares of common stock.

We cannot predict whether the reverse stock split will increase the market price for shares of common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split;

•	the market price for our CDIs after the reverse stock split will be unaffected by the reverse stock split as a result of the corresponding change in the conversion ratio of CDIs to shares of common stock from 5:1 to 50:1;

•	the reverse stock split will result in a price per share of common stock that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	the market price per share of common stock will either exceed or remain in excess of the $2.00 minimum bid price as required by the NASDAQ for initial listing or the $1.00 minimum bid price as required by the NASDAQ for continued listing, or that we will otherwise meet the requirements of the NASDAQ for initial listing on the NASDAQ.

The market price of our shares of common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares of common stock outstanding. If the reverse stock split is effected and the market price of our shares of common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our shares of common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If our stockholders and CDI holders approve this Proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split and to proportionately reduce the total number of shares of capital stock that we are authorized to issue, we will amend the existing provision of our amended and restated certificate of incorporation, relating to our authorized capital by striking out the first paragraph of the section titled “Designation and Number of Shares” of Article IV in its entirety and by substituting in lieu of the following two paragraphs:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is fourteen million five hundred thousand (14,500,000) shares, consisting of thirteen million (13,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), one million (1,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and five hundred thousand (500,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

“Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-10 stock split with respect to the issued and outstanding shares of the Common Stock (the “Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every ten (10) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.01 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction of a share of common stock to which the stockholder would otherwise be entitled multiplied by the closing price of the CHESS Depositary Interests (“CDIs”), as reported on the Australian Securities Exchange and converted into U.S. Dollars at the exchange rate reported by the Reserve Bank of Australia, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the CDIs on such day or other price determined by the Corporation’s board of directors and if such exchange rate is not available, an exchange rate determined by the Corporation’s board of directors) multiplied by the number of CDIs that represent one whole share of Common Stock.”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders and CDI holders uniformly and will not affect any stockholder’s or CDI holder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, our shares of common stock and CDIs will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our existing shares of common stock now authorized and outstanding and CDIs on issue. Our shares of common stock will remain fully paid and non-assessable following the reverse stock split. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares of common stock.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment is approved by the Company’s stockholders and CDI holders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders and CDI holders, the Company will file the certificate of amendment with the Secretary of State of the State of Delaware and ASX. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder or CDI holder approval. The reverse stock split will become effective and implemented upon the filing of the amendment to our amended and restated certificate of incorporation. Beginning on the effective date of the reverse stock split, each book entry representing pre-split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-split shares of common stock. Each CDI holder will receive notification from the Company’s share registry, Link Market Services Limited, of the number of CDIs which they hold in the Company following the effective date of the split together with a new holding statement which evidences the number of CDIs which the holder holds in the Company following the split.

As soon as practicable after the effective date of the split, stockholders and CDI holders will be notified that the reverse stock split has been effected. Our stockholders hold shares of common stock in book-entry form only. Our transfer agent will make the appropriate modifications to effect the reverse stock split. Each CDI holder will receive a new holding statement which evidences the number of CDIs which they hold in the Company following the split from the Company’s share registry, Link Market Services Limited. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

Fractional Shares

No fractional shares of common stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares of common stock because they hold a number of pre-split shares of common stock not evenly divisible by the number of pre-split shares of common stock for which each post-split share of common stock is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the CDIs, as reported on the ASX and converted into U.S. Dollars at the exchange rate reported by the Reserve Bank of Australia, on the last trading day prior to the effective date (or if such price is not available, the average of the last bid and asked prices of the CDIs on such day or other price determined by our board of directors and if such exchange rate is not available, an exchange rate determined by our board of directors) multiplied by the number of CDIs that represent one whole share of common stock. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Plans

The Company has two stock plans designed primarily to provide equity-based incentives to employees. These are the 2011 Employee, Director and Consultant Equity Incentive Plan (the “2011 Plan”) and the 2003 Omnibus Plan (the “2003 Plan”). As of September 30, 2014, we had approximately 13,327,140 shares subject to stock options (equivalent to 66,635,700 CDIs) and 2,057,440 shares of restricted stock units outstanding under the 2011 Plan and 2003 Plan. Subject to the ASX Listing Rules, our Board of Directors has the discretion to determine the appropriate adjustment to the awards granted under the 2011 Plan. Subject to any restrictions imposed under the ASX Listing Rules, adjustments to awards under the 2003 Plan will be made according to the terms of the 2003 Plan in the 1:10 ratio. Subject to any restrictions imposed under the ASX Listing Rules, adjustments to awards under the 2011 Plan will be made in the 1:10 ratio.

Accordingly, if the reverse stock split is approved by our stockholders and CDI holders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares of common stock available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans will, subject to any restrictions imposed under the ASX Listing Rules, be proportionately adjusted using the 1:10 reverse stock split ratio (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if the 1-for-10 reverse stock split is effected, the 713,121 shares that remain available for issuance under our 2011 Plan as of September 30, 2014 would be adjusted to equal approximately 71,312 shares, subject to increase pursuant to the terms of our 2011 Plan. In addition, the exercise price per share under each outstanding stock option would be multiplied by 10 and the number of shares subject to each outstanding stock option would be divided by 10, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. A consistent approach would be taken with the 2003 Plan.

Accounting Matters

The reverse stock split and proportionate reduction of the total number of shares of capital stock that we are authorized to issue will not affect the common stock capital account on our balance sheet. However, because the par value of our shares of common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced to one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of our shares of common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders or CDI holders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders or CDI holders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is for information purposes only and each holder of shares of common stock should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the United States tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder of our shares of common stock or CDIs should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds shares of common stock or CDIs as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s shares of common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares of common stock is equal to the fair market value of the pre-reverse stock split shares of common stock surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share of common stock).

•	A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares of common stock will be equal to the aggregate tax basis in the pre-reverse stock split shares of common stock exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares of common stock exchanged for such post-reverse stock split shares of common stock that is allocated to any fractional share of common stock for which cash is received.

•	A U.S. holder’s holding period for the post-reverse stock split shares of common stock will include the period during which such stockholder held the pre-reverse stock split shares of common stock surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares of common stock will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares of common stock for cash in a redemption by the Company. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares of common stock exchanged in the reverse stock split which is allocable to such fractional share of common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares of common stock is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in Company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share of common stock is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share of common stock, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of the Company’s shares of common stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Material Australian Income Tax Consequences of the Reverse Stock Split

The purpose of this tax information guide is to assist Australian resident individual holders of the Company’s shares of common stock or CDI holders understand the Australian tax implications of the reverse stock split to be undertaken by the Company. This information is only relevant for Australian resident individual stockholders or CDI holders who hold their shares of common stock or CDIs (as applicable) on capital account.

Please be aware that the information contained within this tax information guide is general in nature and should not be relied upon as advice. The tax implications for each stockholder or CDI holder will depend on the circumstances of the particular stockholder or CDI holder (as applicable). Accordingly, all Australian resident individual stockholders and CDI holders (as applicable) are encouraged to seek their own professional advice in relation to their tax position. Neither the Company nor any of its officers, employees or advisors assumes any liability or responsibility for advising stockholders and CDI holders about the Australian tax consequences reverse stock split.

The information provided below is based on current Australian laws and their interpretation as at September 30, 2014.

Tax Consequences of the Reverse Stock Split Generally

As noted above, the Company proposes to effect a reverse stock split of its issued and outstanding shares of common stock at the following ratios:

•	1:10 such that holders of shares of common stock will receive one (1) share of common stock (“New Share”) for every 10 shares of common stock (“Old Shares”) that they hold on the record date for the reverse stock split; and

•	each CDI (following the reverse stock split) will represent an interest in one-fiftieth of a share of a common stock,

The reverse stock split will not cause a change to the proportionate interests held by each stockholder or CDI holder in the Company.

The reverse stock split will not give rise to a capital gains tax event. Therefore, an Australian tax liability should not arise as a consequence of the reverse stock split.

The reverse stock split will result in an adjustment to the cost base of the shares of common stock for the stockholder. Generally, the cost base of the New Share will be the sum of the cost bases of the Old Shares which it replaces.

Cash Received Instead of a Fractional Share

An Australian holder who receives cash instead of a fractional share of post-reverse stock split shares of common stock will be treated as having sold or disposed of their pre-reverse stock split shares of common stock. A capital gain or loss may be realized on the sale or disposal depending on the difference between the amount of cash received and the Australian holder’s cost base (or reduced cost base) of the pre-reverse stock split shares of common stock which is allocable to such fractional share of common stock. Generally, the Australian holder’s cost base (or reduced cost base) is their acquisition cost of the shares of common stock. The Australian stockholder may be able to discount their capital gain by 50% (that is, effectively only pay tax on 50% of the capital gain) where they have held their shares of common stock for more than 12 months and certain other conditions have been satisfied.

Vote Required to Approve Amendment of our Amended and Restated Certificate of Incorporation

Approval of the amendment to our amended and restated certificate of incorporation and to authorize our Board of Directors, if in their judgment it is necessary, to effect the reverse stock split and proportionately reduce the total number of shares of capital stock that we are authorized to issue requires an affirmative vote of a majority of our shares of common stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this Proposal, and will have the same effect as “against” votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK (SUCH SPLIT TO COMBINE TEN (10) SHARES OF OUR COMMON STOCK INTO ONE (1) SHARE OF OUR COMMON STOCK) AND TO PROPORTIONATELY REDUCE THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE AUTHORIZED TO ISSUE, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders and CDI holders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Restated Certificate of Incorporation to effectuate a reverse stock split and proportionately reduce the total number of shares of capital stock that we are authorized to issue as described in Proposal 1.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth, as of September 30, 2014, information regarding beneficial ownership of our shares of common stock, and shares of common stock held as CDIs, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days of September 30, 2014. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that the beneficial owners of the CDIs and shares of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares of common stock, except where community property laws may apply.

Percentage of ownership is based on 94,795,481 shares of outstanding common stock, or equivalent CDIs, outstanding on September 30, 2014. Unless otherwise indicated, we deem shares subject to options that are exercisable within 60 days of September 30, 2014, to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Because CDIs represent one-fifth of a share of our common stock, converting the number of CDIs owned by the person holding them into the equivalent number of shares of common stock may result in fractional shares of common stock. In the following table, the number of shares of common stock owned by each beneficial owner is rounded down to the nearest whole share of common stock. Except as otherwise stated below, the address of the beneficial owners is c/o GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Shareholders
M&G and Affiliated Entities(1)	12,638,007	13.33%
The Capital Group Companies, Inc.(2)	8,628,000	9.10%
Medtronic, Inc.(3)	7,823,088	8.25%
Advanced Technology Ventures and Affiliated Entities(4)	6,727,754	7.10%
Hunter Hall Investment Management Limited and Affiliated Entities(5)	6,028,419	6.36%
Johnson & Johnson Development Corporation(6)	5,917,262	6.24%
Greenlight Capital, Inc. and Affiliated Entities(7)	5,660,377	5.97%

Directors and Executive Officers
Jack E. Meyer(8)	347,625	*
Michael D. Dale(9)	—	—
Stuart A. Randle(10)	2,800,017	2.91%
Timothy J. Barberich(11)	110,892	*
Graham J. Bradley, AM(11)	108,831	*
Michael A. Carusi(12)	6,812,265	7.18%
Anne J. Keating(11)	110,171	*
Daniel J. Moore(13)	45,000	*
Robert W. Crane(14)	855,148	*
David Maggs(15)	211,378	*
All directors and executive officers as a group (10 persons)(16)	11,401,327	11.67%

*	Represents less than 1% of the outstanding shares of common stock.
(1)	Based upon the information provided by M&G to us on July 3, 2014, consists of 12,638,007 shares held by M&G Global Basics Fund which is managed by M&G Investment Management Limited. The address for M&G is Laurence Pountney Hill, London EC4R 0HH, England.
(2)	Based upon the information provided by The Capital Group Companies, Inc. in Form 603 filed with the ASX on May 13, 2014, consists of 8,628,000 shares held in accounts under the discretionary investment management of Capital Research and Management Company, a direct or indirect subsidiary of The Capital Group Companies, Inc. The address for The Capital Group Companies, Inc. is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(3)	Based upon the information provided by our share registry to us on September 30, 2014, consists of 7,823,088 shares held by Medtronic, Inc. The address for Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.
(4)	Based upon the information provided by Advanced Technology Ventures to us on October 2, 2014, consists of (i) 5,409,678 shares held by Advanced Technology Ventures VII, L.P. (“ATV VII”), (ii) 217,088 shares held by Advanced Technology Ventures VII (B), L.P. (“ATV VII-B”), (iii) 104,346 shares held by Advanced Technology Ventures VII (C), L.P. (“ATV VII-C”), (iv) 32,239 shares held by ATV Entrepreneurs VII, L.P. (“ATV VII-E” and together with ATV VII, ATV VII-B, ATV VII-C, collectively referred to as the “ATV VII Entities”), (v) 903,442 shares held by Advanced Technology Ventures VI, L.P. (“ATV VI”), 57,666 shares held by ATV Entrepreneurs VI, L.P. (“ATV VI-E” and together with ATV VI, collectively referred to as the “ATV VI Entities”), and 3,295 shares held by ATV Alliance 2002, L.P. (“ATV Alliance”, which together with the ATV VI Entities and ATV VII Entities are collectively referred to as the “ATV Entities”). Voting and dispositive decisions of the ATV VII Entities are made by a board of six managing directors (the “ATV II Managing Directors”), including Michael Carusi (one of our directors), each of whom disclaims beneficial ownership of the shares held by the ATV VII Entities. Voting and dispositive decisions of the ATV VI Entities are made by a board of five managing directors (the “ATV VI Managing Directors”), including Michael Carusi (one of our directors), each of whom disclaims beneficial ownership of the shares held by the ATV VI Entities. Each of ATV VII Entities and ATV VI Entities disclaims beneficial ownership of any shares held by any of the ATV Entities. The address for Advanced Technology Ventures is 500 Boylston Street, Suite 1380, Boston, MA 02116.
(5)	Based upon the information provided by Hunter Hall Investment Management Limited in Form 604 filed with the ASX on August 7, 2014 consists of (i) 4,288,647 shares held by Hunter Hall Value Growth Trust, (ii) 130,600 shares held by Hunter Hall Global Deep Green Trust, and 1,609,172 shares held by Hunter Hall Global Value Limited. The address for Hunter Hall Investment Management Limited is Level 2, 60 Castlereagh Street, Sydney, NSW 2000 Australia.
(6)	Based upon the information provided by Johnson & Johnson Development Corporation to us on October 2, 2014, consists of 5,917,262 shares held by Johnson & Johnson Development Corporation. The address for Johnson & Johnson Development Corporation is 410 George Street, New Brunswick, NJ 08901.
(7)	Based upon the information provided by Greenlight Capital, Inc. to us on October 2, 2014 consists of (i) 222,280 shares held by Greenlight Capital, L.P, (ii) 1,235,380 shares held by Greenlight Capital Qualified, L.P., (iii) 2,201,077 shares held by Greenlight Capital Offshore Partners, (iv) 814,740 shares held by Greenlight Reinsurance, Ltd., (v) 595,620 shares held by Greenlight Capital (Gold), L.P., and 591,280 shares held by Greenlight Capital Offshore Master (Gold), Ltd. The address for Greenlight Capital, Inc. is 140 East 45th Street, 24th Floor, New York, NY 10017.
(8)	Includes 87,211 shares subject to options exercisable within 60 days of September 30, 2014.
(9)	Mr. Dale became our President and Chief Executive Officer and one of our directors on September 18, 2014.
(10)	Includes 1,585,701 shares subject to options exercisable within 60 days of September 30, 2014.
(11)	Includes 84,511 shares subject to options exercisable within 60 days of September 30, 2014.
(12)

Consists solely of the shares identified in footnote 4 and 84,511 shares subject to options exercisable within 60 days of September 30, 2014. Mr. Carusi is one of our directors and is a managing director of ATV Associates VII, L.L.C., the general partner of the funds affiliated with Advanced Technology Ventures, which exercises voting and dispositive power over these shares. Mr. Carusi disclaims beneficial ownership of the shares held by the ATV Entities, except to the extent of his proportionate pecuniary interest therein.
(13)	Mr. Moore became one of our directors on September 10, 2014. Consists of 45,000 shares subject to options exercisable within 60 days of September 30, 2014, all of which would be subject to repurchase by us if Mr. Moore’s service as a director ends prior to September 10, 2015. Does not include 35,000 shares which are held by a trust for the benefit of Mr. Moore’s adult children, all of which are subject to repurchase by us if Mr. Moore’s service as a director ends prior to September 10, 2015. Mr. Moore disclaims beneficial ownership of the 35,000 shares held by the trust.
(14)	Includes 651,148 shares subject to options exercisable within 60 days of September 30, 2014.
(15)	Includes 211,378 shares subject to options exercisable within 60 days of September 30, 2014.
(16)	Includes 2,918,482 shares subject to options exercisable within 60 days of September 30, 2014.

STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2015 annual meeting must be received by us on or before March 8, 2015 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts, Attention: Secretary.

Stockholder proposals to be presented at our 2015 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2015 annual meeting, must be received pursuant to the provisions of our by-laws. To be timely, notice to our corporate secretary must be received at our principal executive offices not less than 45 days and no more than 75 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2015 annual meeting, such a proposal must be received by the Company on or after March 8, 2015 (U.S. Eastern Daylight Time) but no later than April 7, 2015 (U.S. Eastern Daylight Time). If the date of the 2015 annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the 2014 Annual Meeting, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 50 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2015 Annual Meeting. All stockholder proposals should be marked for the attention of Corporate Secretary, GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee. If we do so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation.

If you need assistance in voting by Internet or completing your proxy card or have questions regarding the Special Meeting, please contact us at GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts or by telephone at (781) 357-3300 or by e-mail at investor@gidynamics.com.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of shares of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts or by telephone at (781) 357-3300 or by e-mail at investor@gidynamics.com.

If your household received a single set of proxy materials, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company LLC, by calling their toll free number, 800-937-5449.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Lexington, MA

October 20, 2014

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GI DYNAMICS, INC.

It is hereby certified that:

1. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 24, 2003. The Corporation filed an Amended and Restated Certificate of Incorporation on June 9, 2003 and a Certificate of Amendment to such Amended and Restated Certificate of Incorporation on March 22, 2004. The Corporation filed a Second Amended and Restated Certificate of Incorporation on May 7, 2004, a Third Amended and Restated Certificate of Incorporation on May 17, 2006, a Fourth Amended and Restated Certificate of Incorporation on December 18, 2008, and a Fifth Amended and Restated Certificate of Incorporation on December 23, 2009.

2. The Restated Certificate of Incorporation filed on September 1, 2011, is hereby further amended to change the capitalization of the Corporation by striking out the first paragraph of the section titled “Designation and Number of Shares” of Article IV in its entirety and by substituting in lieu of the following two paragraphs:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is fourteen million five hundred thousand (14,500,000) shares, consisting of thirteen million (13,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), one million (1,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and five hundred thousand (500,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

“Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-10 stock split with respect to the issued and outstanding shares of the Common Stock (the “Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every ten (10) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.01 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction of a share of common stock to which the stockholder would otherwise be entitled multiplied by the closing price of the CDIs, as reported on the Australian Securities Exchange and converted into U.S. Dollars at the exchange rate reported by the Reserve Bank of Australia, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the CDIs on such day or other price determined by the Corporation’s board of directors and if such exchange rate is not available, an exchange rate determined by the Corporation’s board of directors) multiplied by the number of CDIs that represent one whole share of Common Stock.”

3. The Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this      day of                      2014.

GI Dynamics, Inc.

By:
Robert Crane
Chief Financial Officer and Company Secretary

A-1

ARBN 151 239 388	LODGE YOUR VOTE

	By mail (in Australia): GI Dynamics, Inc. C/- Link Market Services Limited	By mail (in the USA): GI Dynamics, Inc. C/- American Stock Transfer
	Locked Bag A14	and Trust Company LLC
	Sydney South NSW 1235 Australia	Operations Center
6201 15th Avenue
Brooklyn, NY 11219 USA
By fax: +61 2 9287 0309
All enquiries to: Australia: 1800 770 850 Overseas: +61 1800 770 850

I/We being a Securityholder of GI Dynamics, Inc. (Company) and entitled to attend and vote at the Special Meeting hereby appoint:

☐	the Chairman of the Special Meeting (mark box)	OR if you are NOT appointing the Chairman of the Special Meeting as your proxy, please write the name of the person or body corporate (excluding the registered securityholder) you are appointing as your proxy or failing the person/body corporate named, or if no person/body corporate is named, the Chairman of the Special Meeting, as my/our proxy and to vote for me/us on my/our behalf at the Special Meeting of stockholders of the Company to be held on Tuesday, November 11, 2014 at 9:00am, Australian Eastern Daylight Time (which is 5:00pm on Monday, November 10, 2014 U.S. Eastern Standard Time) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, U.S.A. and at any adjournment or postponement of that meeting.

Proxies will only be valid and accepted by the Company if they are signed and received no later than 48 hours before the Special Meeting. Please read the voting instructions overleaf before marking any boxes with an ☒

Resolution 1	FOR	AGAINST	ABSTAIN

To approve an amendment to the Company’s amended and restated certificate of incorporation and authorize the Company’s Board of Directors to effect a reverse stock split of shares of common stock at a ratio of 1:10, such that holders of shares of common stock will receive one (1) share of common stock for every 10 shares of common stock that they hold on the record date and each CHESS Depositary Interest in respect of the Company’s shares of common stock will represent an interest in one-fiftieth of a share of common stock, and to proportionately reduce the total number of shares of capital stock that the Company is authorized to issue.	☐	☐	☐

Resolution 2

To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

If you do not mark either the “FOR, “ABSTAIN” or “AGAINST” box your vote will be cast in favour of the Resolution(s).

THE BOARD OF DIRECTORS OF GI DYNAMICS, INC. SOLICITS THIS PROXY.

Securityholder 1 (Individual)	Joint Securityholder 2 (Individual)	Joint Securityholder 3 (Individual)

Sole Director and Sole Company Secretary	Director/Company Secretary (Delete one)	Director
Date: / /	Date: / /	Date: / /

This form should be signed by the securityholder. If a joint holding, both securityholders should sign. If signed by the securityholder’s attorney, the power of attorney must have been previously noted by the registry or a certified copy attached to this form. If executed by a company, the form must be executed in accordance with the company’s constitution.

GID PRX401

Your Name and Address

This is your name and address as it appears on the Company’s security register. If this information is incorrect, please make the correction on the form. Securityholders sponsored by a broker should advise their broker of any changes. Please note: you cannot change ownership of your securities using this form.

Appointment of a Proxy

If you wish to appoint the Chairman of the Special Meeting as your proxy, mark the box in Step 1. If the person you wish to appoint as your proxy is someone other than the Chairman of the Special Meeting please write the name of that person in Step 1. If you leave this section blank, or your named proxy does not attend the Special Meeting, the Chairman of the Special Meeting will be your proxy. A proxy need not be a securityholder of the Company. A proxy may be an individual or a body corporate.

Votes on Items of Business - Proxy Appointment

You may direct your proxy how to vote by placing a mark in one of the boxes opposite each item of business. All your securities will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of securities you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on the items of business, your proxy may vote as he or she chooses. If you mark more than one box on an item your vote on that item will be invalid.

Appointment of a Second Proxy

You are entitled to appoint up to two persons as proxies to attend the meeting and vote on a poll. If you wish to appoint a second proxy, an additional Proxy Card may be obtained by telephoning the Company’s security registry or you may copy this form and return them both together.

To appoint a second proxy you must:

(a)	on each of the first Proxy Card and the second Proxy Card state the percentage of your voting rights or number of securities applicable to that form. If the appointments do not specify the percentage or number of votes that each proxy may exercise, each proxy may exercise half your votes. Fractions of votes will be disregarded.

(b)	return both Proxy Cards together.

Signing Instructions

You must sign and date this form as follows in the spaces provided:

Individual: where the holding is in one name, the holder must sign.

Joint Holding: where the holding is in more than one name, all of the holders should sign.

Power of Attorney: to sign under Power of Attorney, you must lodge the Power of Attorney with Link. If you have not previously lodged this document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: with respect to an Australian company, where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place. With respect to a U.S. company or other entity, this form may be signed by one officer. Please give full name and title under the signature.

Lodgement of a Proxy Card

This Proxy Card (and any Power of Attorney under which it is signed) must be received at an address given below by 9:00am on Sunday, November 9, 2014 Australian Eastern Daylight Time (which is 5:00pm on Saturday, November 8, 2014 U.S. Eastern Standard Time), being not later than 48 hours before the commencement of the Special Meeting. Any Proxy Card received after that time will not be valid for the scheduled meeting.

Proxy Cards may be lodged using the reply paid envelope or:

Login to the Link website using the holding details as shown on the Proxy Card. Select ‘Voting’ and follow the prompts to lodge your vote. To use the online lodgement facility, shareholders will need their “Holder Identifier” (Securityholder Reference Number (SRN) or Holder Identification Number (HIN) as shown on the front of the Proxy Card).

by mail (in Australia):	by mail (in the United States of America):
GI Dynamics, Inc.	GI Dynamics, Inc.
C/- Link Market Services Limited	C/- American Stock Transfer & Trust Company LLC
Locked Bag A14	Operations Center
Sydney South NSW 1235	6201 15th Avenue
Australia	Brooklyn, NY 11219
USA

by fax:
+61 2 9287 0309

by hand (in Australia):	by hand (in the United States of America):
delivering it to Link Market Services Limited, Level 12, 680 George Street, Sydney NSW 2000.	delivering it to American Stock Transfer & Trust Company LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

If you would like to attend and vote at the Special Meeting, please bring this form with you. This will assist in registering your attendance.

ARBN 151 239 388	LODGE YOUR VOTE

	By mail (in Australia): GI Dynamics, Inc. C/- Link Market Services Limited	By mail (in the USA): GI Dynamics, Inc. C/- American Stock Transfer
	Locked Bag A14	and Trust Company LLC
	Sydney South NSW 1235 Australia	Operations Center
6201 15th Avenue
Brooklyn, NY 11219 USA
By fax: +61 2 9287 0309
All enquiries to: Australia: 1800 770 850 Overseas: +61 1800 770 850

I/We being a holder of CHESS Depositary Interests (CDIs) of GI Dynamics, Inc. (Company) hereby direct CHESS Depositary Nominees Pty Ltd (CDN) to vote the shares underlying my/our CDI holding at the Special Meeting of stockholders of the Company to be held on Tuesday, November 11, 2014 at 9:00am, Australian Eastern Daylight Time (which is 5:00pm on Monday, November 10, 2014 U.S. Eastern Standard Time) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, U.S.A. and at any adjournment or postponement of that meeting, in accordance with the following directions. By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes in their discretion to vote in accordance with the directions set out below.

NOTE: THIS ONLY NEEDS TO BE COMPLETED IF YOU WISH TO ATTEND THE SPECIAL MEETING
If you wish to attend the Special Meeting in person or appoint some person or company other than CDN, who need not be a stockholder, to attend and act on your behalf at the meeting or any adjournment or postponement thereof, please insert your name(s) in this box.

Link will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Special Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the Notice of Special Meeting including any cut off time for receipt of valid proxies.

Voting instructions will only be valid and accepted by CDN if they are signed and received no later than 72 hours before the meeting. Please read the voting instructions overleaf before marking any boxes with an ☒

Resolution 1	FOR	AGAINST	ABSTAIN

To approve an amendment to the Company’s amended and restated certificate of incorporation and authorize the Company’s Board of Directors to effect a reverse stock split of shares of common stock at a ratio of 1:10, such that holders of shares of common stock will receive one (1) share of common stock for every 10 shares of common stock that they hold on the record date and each CHESS Depositary Interest in respect of the Company’s shares of common stock will represent an interest in one-fiftieth of a share of common stock, and to proportionately reduce the total number of shares of capital stock that the Company is authorized to issue.	☐	☐	☐

Resolution 2

To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

If you do not mark either the “FOR, “ABSTAIN” or “AGAINST” box your vote will not be counted.

THE BOARD OF DIRECTORS OF GI DYNAMICS, INC. SOLICITS THIS CDI VOTING INSTRUCTION FORM.

CDI Holder 1 (Individual)	Joint CDI Holder 2 (Individual)	Joint CDI Holder 3 (Individual)

Sole Director and Sole Company Secretary	Director/Company Secretary (Delete one)	Director
Date: / /	Date: / /	Date: / /
This form should be signed by the CDI Holder in accordance with the instructions overleaf.		GID VDF402

Your Name and Address

This is your name and address as it appears on the Company’s CDI register. If this information is incorrect, please make the correction on the form. CDI Holders sponsored by a broker should advise their broker of any changes. Please note: you cannot change ownership of your CDIs using this form.

Direction to CHESS Depositary Nominees Pty Ltd

Each CHESS Depositary Interest (CDI) is evidence of an indirect ownership in the Company’s shares of common stock (Shares). Each CDI is equivalent to one fifth of a Share of the Company so that every five (5) CDIs that you own as at the close of business on October 4, 2014 (U.S. Eastern Daylight Time) entitles you to one vote. The underlying Shares are registered in the name of CHESS Depositary Nominees Pty Ltd (CDN). As holders of CDIs are not the legal owners of the Shares, CDN is entitled to vote at meetings of shareholders on the instruction of the registered holder of the CDIs.

Appointment of a Proxy

If you wish to attend the Special Meeting in person or appoint some person or company other than CDN, who need not be a stockholder, to attend and act on your behalf at the Special Meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the box in Step 2. Link will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Special Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the Notice of Special Meeting including any cut off time for receipt of valid proxies.

Signing Instructions

You must sign and date this form as follows in the spaces provided:

Individual: where the holding is in one name, the holder must sign.

Joint Holding: where the holding is in more than one name, all of the holders should sign.

Power of Attorney: to sign under Power of Attorney, you must lodge the Power of Attorney with Link. If you have not previously lodged this document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: with respect to an Australian company, where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place. With respect to a U.S. company or other entity, this form may be signed by one officer. Please give full name and title under the signature.

Lodgement of a CDI Voting Instruction Form

This CDI Voting Instruction Form (and any Power of Attorney under which it is signed) must be received at an address given below by 9:00am on Saturday, November 8, 2014 Australian Eastern Daylight Time (which is 5:00pm on Friday, November 7, 2014 U.S. Eastern Standard Time), being not later than 72 hours before the commencement of the Special Meeting. Any CDI Voting Instruction Form received after that time will be invalid.

CDI Voting Instruction Forms may be lodged using the reply paid envelope or:

Login to the Link website using the holding details as shown on the CDI Voting Instruction Form. Select ‘Voting’ and follow the prompts to lodge your vote. To use the online lodgement facility, shareholders will need their “Holder Identifier” (Securityholder Reference Number (SRN) or Holder Identification Number (HIN) as shown on the front of the CDI Voting Instruction Form).

by mail (in Australia):	by mail (in the United States of America):
GI Dynamics, Inc.	GI Dynamics, Inc.
C/- Link Market Services Limited	C/- American Stock Transfer & Trust Company LLC
Locked Bag A14	Operations Center
Sydney South NSW 1235	6201 15th Avenue
Australia	Brooklyn, NY 11219
USA

by fax:
+61 2 9287 0309

by hand (in Australia):	by hand (in the United States of America):
delivering it to Link Market Services Limited, Level 12, 680 George Street, Sydney NSW 2000.	delivering it to American Stock Transfer & Trust Company LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.